UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 2003


                          Commission file number 1-5064


                                  Jostens, Inc.
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             (Exact name of Registrant as specified in its charter)


Minnesota                                                  41-0343440
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(State or other jurisdiction             (I.R.S. Employer Identification number)
 of incorporation organization)


5501 Norman Center Drive,
Minneapolis, Minnesota                                     55437
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(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code: (952) 830-3300





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     Item 5. Other Events and Required FD Disclosure.

     On June 17, 2003, Jostens, Inc. ("Jostens") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among Ring Holding Corp. ("Parent"), Ring Acquisition Corp. and Jostens, pursuant to which Ring Acquisition Corp., a newly formed company controlled by DLJ Merchant Banking Partners III, L.P. and certain of its affiliated funds, each of which is managed by CSFB Private Equity, will be merged with and into Jostens (the "Merger"), with Jostens as the surviving corporation. Under the terms of the Merger Agreement, which was approved by the unanimous consent of the Board of Directors of Jostens, holders of each class of Jostens' common stock will receive approximately $48 per share in cash, which amount may be increased or decreased under certain conditions set forth in the Merger Agreement (the "Merger Consideration"). If the Merger does not occur on or prior to July 31, 2003, the aggregate Merger Consideration payable under the Merger Agreement will increase by $163,934 per day from and after August 1, 2003 until the closing date, but in no event shall the aggregate amount of any such increase exceed $10,000,000. Each outstanding stock option or warrant that is exercisable for common stock of the Company will also be converted into the right to receive the Merger Consideration less the per share exercise price of such stock option or warrant, as applicable.

     Jostens has been advised by Parent that it currently intends (1) to refinance Jostens' credit facility under that certain Second Amended and Restated Credit Agreement, dated as of December 13, 2002, among Jostens, JPMorgan Chase Bank, J.P. Morgan Securities Inc. and the other parties named therein, in connection with the Merger and (2) to undertake, following the consummation of the Merger, a change of control offer to redeem (A) Jostens' 12 3/4% Senior Subordinated Notes due 2010 at 101% of the principal amount thereof plus any accrued but unpaid interest in accordance with the terms of that certain Indenture, dated as of May 10, 2000, between Jostens and The Bank of New York and (B) Jostens' 14% Senior Redeemable Payment-in-Kind Preferred Stock at 101% of the liquidation preference thereof plus any accrued but unpaid dividends in accordance with the terms of the Certificate of Designation of the Powers, Preferences and Rights of the 14% Senior Redeemable Payment-in-Kind Preferred Stock, and Qualifications, Limitations and Restrictions thereof dated as of May 10, 2000.

     In connection with the proposed Merger, dissenters' rights, in accordance with Section 302A.471 of the Minnesota Business Corporation Act ("MBCA"), will be available to those common shareholders of the Company who comply with the requirements of Section 302A.473 of the MBCA.

     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is annexed hereto as Exhibit 2.1 and is incorporated herein by reference.

     A copy of the press release issued by Jostens on June 17, 2003 announcing the execution of the Merger Agreement was filed as an exhibit to Jostens' Periodic Report on Form 8-K filed on June 17, 2003 and is incorporated herein by reference.

     Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit       Description
     ---------------------------------------------------------------------------
     2.1           Agreement and Plan of Merger by and among Ring Holding Corp.,
                   Ring Acquisition Corp. and Jostens, Inc., dated as of
                   June 17, 2003.
    99.1           Press release issued by Jostens on June 17, 2003 announcing the execution of the Merger Agreement, incorporated by reference to Jostens' Periodic Report on Form 8-K filed on June 17, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          JOSTENS, INC.

Date:   June 30, 2003                    /s/     Robert C. Buhrmaster
                                         ---------------------------------------
                                         Robert C. Buhrmaster
                                         Chairman of the Board and
                                         Chief Executive Officer





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                                  EXHIBIT INDEX

 Exhibit       Description
     ---------------------------------------------------------------------------
     2.1 Agreement and Plan of Merger by and among Ring Holding Corp., Ring Acquisition Corp. and Jostens, Inc., dated as of
                   June 17, 2003.
    99.1 Press release issued by Jostens on June 17, 2003 announcing the execution of the Merger Agreement, incorporated by reference to Jostens' Periodic Report on Form 8-K filed on June 17, 2003.
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